7,000,000 Depositary Shares


                              MEDITRUST CORPORATION
                            (a Delaware Corporation)

                     Each Representing 1/10th of a Share of
                9% Series A Cumulative Redeemable Preferred Stock
                             UNDERWRITING AGREEMENT


                                                                   June 10, 1998


MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.
BT ALEX. BROWN INCORPORATED
DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Ladies and Gentlemen:

     Meditrust Corporation, a Delaware corporation (the "Company"), confirms its agreement with Morgan Stanley & Co. Incorporated ("Morgan Stanley") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters"), which term shall also include any underwriters substituted as hereinafter provided in Section 8 hereof), for whom Morgan Stanley, PaineWebber Incorporated, Prudential Securities Incorporated, Smith Barney Inc., BT Alex. Brown Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation are acting as representatives (in such capacity, the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of depositary shares (the "Depositary Shares"), each representing a 1/10th interest in a share of the Company's 9% Series A Cumulative Redeemable Preferred Stock, par value $.10 per share (the "Series A Preferred Stock"), set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,050,000 additional Depositary Shares to cover over-allotments, if any. The aforesaid 7,000,000 Depositary Shares (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,050,000

Depositary Shares subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities." Shares of Series A Preferred Stock to be evidenced by such Depositary Shares are sometimes hereinafter called the "Underlying Preferred Shares."

     The Underlying Preferred Shares will be issued by the Company and will be deposited against delivery of depositary receipts (the "Depositary Receipts") to be issued pursuant to a Deposit Agreement (the "Deposit Agreement") among the Company, State Street Bank and Trust Company, as depositary (the "Depositary"), and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Receipt will represent one or more Depositary Shares. The terms of the Underlying Preferred Shares will be set forth in a certificate of designations (the "Certificate of Designations") to be filed by the Company with the Secretary of State of the State of Delaware (the "Secretary of State").

     The Company and Meditrust Operating Company, a Delaware corporation (the "OC" and, together with the Company, "The Meditrust Companies"), have entered into an Agreement and Plan of Merger dated as of January 3, 1997 (as the same may have been or may hereafter be amended or supplemented from time to time, the "La Quinta Merger Agreement"), with La Quinta Inns, Inc., a Texas corporation ("La Quinta"), pursuant to which La Quinta will merge with and into the Company with the Company being the surviving corporation (the "La Quinta Merger"). In addition, the Company and the OC entered into an Agreement and Plan of Merger dated as of January 11, 1998, as amended, the "Cobblestone Merger Agreement" and, together with the La Quinta Merger Agreement, the "Merger Agreements"), with Cobblestone Holdings, Inc., a Delaware corporation ("Cobblestone"), pursuant to which Cobblestone was merged with and into the Company on May 29, 1998 with the Company as the surviving corporation (the "Cobblestone Merger" and, together with the La Quinta Merger, the "Mergers").

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Company and the OC have filed with the Securities and Exchange Commission (the "Commission") a joint registration statement on Form S-3 (Nos. 333-40055 and 333-40055-1) for the registration of, among other things, the Securities and the Underlying Preferred Shares under the Securities Act of 1933, as amended (the "1933 Act"), and the Company and the OC have filed such amendments thereto as may have been required prior to the date hereof. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus supplement and prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b) or (iii) if the Company has elected to rely upon Rule 415 ("Rule 415") of the 1933 Act Regulations, prepare and file a prospectus supplement and prospectus in accordance with the provisions of Rule 415 and 424(b). The information, if any, included in the prospectus and prospectus supplement referred to in clause (i) of the preceding sentence or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became


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


effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus, together with any related prospectus supplement, used before such registration statement became effective, and any prospectus, together with any related prospectus supplement, that omitted, if and as applicable, the Rule 430A Information or the Rule 434 Information or that was captioned "Subject to Completion" (or that bore a similar caption) and that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called, together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, a "preliminary prospectus." Such registration statement, as amended (if applicable), including the exhibits thereto, schedules thereto, if any, and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, if and as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term the "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus and final prospectus supplement relating to the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, are herein called, collectively, the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to, collectively, the Term Sheet, the preliminary prospectus supplement dated June 2, 1998 and the prospectus dated June 2, 1998, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of S-3, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. If Rule 434 is not relied on, all references in this Agreement (including Exhibit A hereto) to the date of the Prospectus shall mean the date of the prospectus supplement included in the Prospectus. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described," "set forth" or "stated" (or other references of like import) in the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or such preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or such preliminary prospectus, as the case may be. All references in this agreement to "subsidiaries" of the Company shall include Cobblestone and its subsidiaries and, for purposes of the representations and warranties of the Company made herein, Cobblestone and its


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

subsidiaries shall be deemed to have been subsidiaries of the Company for all periods and at all dates prior to the consummation of the Cobblestone Merger.

     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time (as defined below) and as of each Date of Delivery (as defined below), if any (the date hereof, the Closing Time and each Date of Delivery, if any, being hereinafter called, individually, a "Representation Date"), and agrees with each Underwriter, as follows:

         (1) Compliance with Registration Requirements. The Company and the OC meet the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement and any post-effective amendments thereto have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the indenture or indentures, as the case may be, filed or incorporated by reference as exhibits to the Registration Statement have been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

         At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective, at the time, if any, subsequent to the effective date of the Registration Statement that the Company and the OC filed their most recent combined Annual Report on Form 10-K or any amendment thereto with the Commission, and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery (if any), the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection (1) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Morgan Stanley expressly for use in the Registration Statement or the Prospectus.

         Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and Prospectus delivered to the Underwriters for use in connection with the offering of Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Time and at each Date of Delivery (if any), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (3) Independent Accountants. The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

         (4) Financial Statements. (a) The consolidated financial statements of the Company, the consolidated financial statements of the OC and the combined consolidated financial statements of The Meditrust Companies included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries, the financial position of the OC and its consolidated subsidiaries, and the combined consolidated financial position of the Company and the OC and their respective consolidated subsidiaries at the dates indicated and their consolidated or combined consolidated, as the case may be, statements of income or operations, as the case may be, stockholders' equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, to such financial statements included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected pro forma and historical financial data and the summary pro forma and historical financial information, if any, of the Company and The Meditrust Companies and, if applicable, the OC included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements or the unaudited pro forma financial statements, as the case may be, included in the Registration Statement and the Prospectus. In addition, the pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

     (b) To the knowledge of the Company after due inquiry, the financial statements of all entities other than the Company and the OC included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the respective financial positions of such entities and their consolidated subsidiaries, if any, at the dates indicated and their respective statements of operations, stockholders' or partners' equity (as the case may be) and cash flows for the periods specified, each on a consolidated, separate or combined basis, as the case may be. To the knowledge of the Company after due inquiry, such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. To the knowledge of the Company after due inquiry, the supporting schedules, if any, to such financial statements included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. To the knowledge of the Company after due inquiry, the selected pro forma and historical financial data, if any, and the summary pro forma and historical financial data, if any, of each such other entity included in the Prospectus presents fairly the information shown therein and have been compiled on a basis consistent with that of the unaudited pro forma financial statements, if any, or audited historical financial statements of such entity, as the case may be, included, if applicable, in the Registration Statement and the Prospectus.

         (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of (i) the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Company Material Adverse Effect"), (ii) the OC and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (an "OC Material Adverse Effect"), or (iii) to the knowledge of the Company after due inquiry, La Quinta and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "La Quinta Material Adverse Effect"), (B) there have been no transactions entered into (i) by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (ii) by the OC or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the OC and its subsidiaries considered as one enterprise, or (iii) to the knowledge of the Company after due inquiry, by La Quinta or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to La Quinta and its subsidiaries considered as one enterprise, and
     (C) except for (i) regular distributions on the Company's common stock, par value $.10 per share (the "Company Common Stock"), or on the OC's common stock, par value $.10 per share (the "OC Common Stock" and, together with the Company Common Stock, the "Common Stock"), in amounts per share that are consistent with past practice, (ii) regular distributions on the

     8.5 million outstanding shares of Company Series Common Stock (as defined below) or the 8.5 million outstanding shares of OC Series Common Stock (as defined below) in the amounts required pursuant to their respective certificates of designations as in effect on the date hereof or
     (iii) any dividends paid on the Common Stock or the Series Common Stock (as defined below) following the La Quinta Merger in order to distribute earnings and profits (as defined for federal income tax purposes) inherited by the Company from La Quinta as a result of the consummation of the La Quinta Merger as contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company or the OC on any class of its capital stock. As used herein, the term "Material Adverse Effect" means a Company Material Adverse Effect or an OC Material Adverse Effect, and statements to the effect that there has not been or will not be a Material Adverse Effect or that certain events or circumstances will not cause or result in a Material Adverse Effect and other similar statements, mean that there has not or will not be, or such event or circumstance will not cause, as the case may be, either a Company Material Adverse Effect or an OC Material Adverse Effect or both. As used herein, "Company Series Common Stock" means the series common stock, par value $.10 per share, of the Company, "OC Series Common Stock" means the series common stock, par value $.10 per share, of the OC, and "Series Common Stock" means the Company Series Common Stock and the OC Series Common Stock.

         (6) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, and as contemplated under, this Agreement, the Certificate of Designations, the Deposit Agreement and the La Quinta Merger Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership, leasing or operation of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. All of the jurisdictions in which either the Company or the OC is qualified as a foreign corporation to transact business are set forth in Schedule C hereto.

         (7) Good Standing of the OC. The OC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and to perform its obligations under, and as contemplated under, the La Quinta Merger Agreement. The OC is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership, leasing or operation of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

         (8) Good Standing of Subsidiaries. Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) of the Company and each such "significant subsidiary" of the OC (collectively, the "Subsidiaries" and individually, a "Subsidiary", provided that Cobblestone Golf Group,


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


     Inc., a Delaware corporation, shall be deemed a "Subsidiary" whether or not it is such a "significant subsidiary"), if any, has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership, leasing or operation of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Each of the partnership agreements, limited liability company agreements or other similar instruments or agreements of each Subsidiary, if any, which is a partnership or limited liability company has been duly authorized, executed and delivered by the Company, the OC or one of their respective subsidiaries, as the case may be, and constitutes a valid and binding agreement of the Company, the OC or such subsidiary, as the case may be, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as otherwise stated in the Registration Statement and the Prospectus, (A) all of the issued and outstanding capital stock of each Subsidiary that is a corporation has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company or the OC, as the case may be, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, (B) all of the issued and outstanding limited liability company interests of each Subsidiary that is a limited liability company have been duly authorized and validly issued (under applicable law and the limited liability company agreement of such Subsidiary), are fully paid and nonassessable and are owned by the Company or the OC, as the case may be, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and (C) all of the issued and outstanding limited and general partnership interests of each Subsidiary, if any, that is a partnership have been duly authorized (if applicable) and validly issued (under applicable law and the limited partnership agreement of such Subsidiary) and are owned by the Company or the OC, as the case may be, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company that is a corporation are and, at all times since the date on which such Subsidiary was organized, have been owned by the Company, directly or through wholly-owned subsidiaries. None of the outstanding shares of capital stock, limited liability company interests or limited or general partnership interests, as the case may be, of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary. On a pro forma combined basis and after giving effect to the Cobblestone Merger and appropriate intercompany eliminations in accordance with generally accepted accounting principles, the pro forma consolidated revenue, net income, funds from operations (as defined in the Prospectus) and assets of the Company and the Subsidiaries of the Company were equal to at least 85% of the pro forma consolidated revenue, net income, funds from operations and assets of the Company as of and for the year ended December 31, 1997. Schedule C


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

     hereto contains a true, correct and complete list of all of the Subsidiaries, their respective jurisdictions of incorporation and the respective jurisdictions in which the Subsidiaries are qualified as foreign corporations, limited liability companies or partnerships, as the case may be, to transact business.

         (9) La Quinta and Cobblestone Representations. To the knowledge of the Company after due inquiry, all of the representations and warranties of La Quinta set forth in the La Quinta Merger Agreement (including all schedules thereto) are, and all of the representations and warranties of Cobblestone set forth in the Cobblestone Merger Agreement (including all schedules thereto) were at the time the Cobblestone Merger was consummated, true, complete and correct.

         (10) Capitalization. (a) The authorized, issued and outstanding capital stock of the Company is as set forth in the column entitled "Corporation Historical" under the caption "Capitalization" in the Prospectus and in the line items under such caption (except for subsequent issuances, if any, as contemplated under this Agreement or pursuant to reservations, agreements or employee benefit plans described in the Prospectus or pursuant to the exercise of convertible securities or options described in the Prospectus). The shares of issued and outstanding capital stock of the Company and the OC have been duly authorized and validly issued and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company or the OC.

         (11) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

         (12) Authorization of Underlying Preferred Shares. The Underlying Preferred Shares have been duly authorized by the Company and, when issued and delivered by the Company as contemplated by this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Underlying Preferred Shares is not subject to preemptive or other similar rights of any securityholder of the Company; and the Certificate of Designations will have been duly filed with the Secretary of State prior to the Closing Time and, if required in connection with the issuance of any Option Securities, an appropriate amendment to the Certificate of Designations will have been filed with the Secretary of State prior to each Date of Delivery.

         (13) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized by the Company and, at the Closing Time and each Date of Delivery (if any), will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         (14) Depositary Shares. The deposit of the Underlying Preferred Shares by the Company in accordance with the Deposit Agreement has been duly authorized by the Company and, at the Closing Time and each Date of Delivery (if any), the Underlying


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

     Preferred Shares represented by the Depositary Shares to be issued at the Closing Time or on such Date of Delivery, as the case may be, will have been deposited by the Company in accordance with the Deposit Agreement and each Security will represent a 1/10th interest in an Underlying Preferred Share.

         (15) Depositary Receipts. The Depositary Receipts, when issued by the Depositary pursuant to the Deposit Agreement, will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         (16) Description of the Securities. The Securities, the Underlying Preferred Shares, the Depositary Receipts and the Deposit Agreement conform and will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

         (17) Absence of Defaults and Conflicts. Neither the Company, the OC nor any of their respective subsidiaries is in violation of its charter or by-laws, partnership agreement, limited liability company agreement or other similar organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound, or to which any of their respective properties or assets is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Certificate of Designations, the Deposit Agreement and the La Quinta Merger Agreement and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Securities, the issuance of the Underlying Preferred Shares and the Depositary Receipts, the use of the proceeds from the sale of the Securities as described under the caption "Use of Proceeds" in the Prospectus and the consummation of the La Quinta Merger) and compliance by the parties thereto with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate or other action on the part of the Company and the OC and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company, the OC or any of their respective subsidiaries pursuant to, any Agreements and Instruments (except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect) nor will such action result in any violation of the provisions of the (a) partnership agreement, limited liability company agreement or other similar organizational documents of any subsidiary of the Company or the OC or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the OC or any if their respective subsidiaries or any of the respective assets, properties or operations of the Company, the OC or any of their respective subsidiaries, except where any such violation of any applicable law, statute, rule or regulation would not, individually or in the aggregate, have a Material Adverse Effect or (b) the charter or by-laws of the Company, or the OC. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the OC or any of their respective subsidiaries, except for repayments required pursuant to Section 2.1.11 of the $50,000,000 Revolving Credit Agreement dated October 23, 1997 by and between the Company and Via Banque and Section 2.1.14 of the $315,000,000 Revolving Credit Agreement dated September 15, 1997 by and between the Company and Fleet National Bank, as agent, and Morgan Guaranty Trust Company of New York and First Union National Bank of North Carolina, as co-agents for the several lending institutions named therein (collectively, the "Credit Agreements").

         (18) Absence of Labor Disputes. No labor dispute with the employees of the Company, the OC or any of their respective subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by employees of its, the OC's or any of their respective subsidiaries' principal tenants which, in any such case, may reasonably be expected to result in a Material Adverse Effect.

         (19) Absence of Proceedings. Except as described in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company, the OC or any of their respective subsidiaries, which in any such case is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations of the Company and its subsidiaries considered as one enterprise or of the OC and its subsidiaries considered as one enterprise, or the consummation of the transactions contemplated under this Agreement, the Certificate of Designations, the Deposit Agreement or the La Quinta Merger Agreement or the performance by the Company or the OC of their respective obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Company, the OC or any of their respective subsidiaries is a party or of which any of their respective assets, properties or operations is the subject, in any such case which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

         (20) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference or deemed to be incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

         (21) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under this Agreement, the Certificate of Designations or the Deposit Agreement or in connection with the transactions contemplated hereby or thereby except such as have been already obtained or as may be required under state securities laws and except for the filing of the Certificate of Designations with the Secretary of State. No filings with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company or the OC of their respective obligations under the La Quinta Merger Agreement or in connection with the transactions contemplated thereby, except such as has been obtained and except for (a) the filing with the Commission of such reports under the 1934 Act as may be required in connection with the La Quinta Merger Agreement and the transactions contemplated thereby; (b) the filing of Articles of Merger with the Texas Secretary of State in connection with the La Quinta Merger and the filing of appropriate documents with the relevant authorities of other states in which The Meditrust Companies are qualified to do business and such filings with governmental entities to satisfy the applicable requirements of state securities or blue sky laws; (c) the filing of a certificate of merger with the Secretary of State of Delaware; (d) such filings with and approvals of the New York Stock Exchange to permit the paired Common Stock to be issued in the La Quinta Merger to be listed or quoted for trading thereon; (e) such other filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval necessitated by the La Quinta Merger or the transactions contemplated by the La Quinta Merger Agreement; and (f) such consents, approvals, orders, authorizations, registrations, declarations or filings if the failure to make or obtain any thereof would not, individually or in the aggregate, have a Material Adverse Effect.

         (22) Possession of Licenses and Permits. The Company, the OC and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess any such Governmental Licenses would not, singly or in the aggregate, result in a Material Adverse Effect. The Company, the OC and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses of the Company, the OC and their respective subsidiaries are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company, the OC nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

         (23) Title to Property. The Company, the OC and their respective subsidiaries have good and marketable title to all real property and improvements owned by any of them, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement and the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, the OC or any of their respective subsidiaries considered as one enterprise. All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise or the OC and its subsidiaries considered as one enterprise and under which the Company, the OC or any of their respective subsidiaries holds properties described in the Prospectus are in full force and effect, and neither the Company, the OC nor any of their respective subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the OC or any of their respective subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company, the OC or any of their respective subsidiaries of the continued possession of the leased or subleased premises under any such lease or sublease.

         (24) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities and the Underlying Preferred Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

         (25) Environmental Laws. Except as otherwise stated in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company, the OC nor any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company, the OC and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company, the OC or any of their respective subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the OC or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

         (26) Compliance with Cuba Act. If applicable, the Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as
     Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

         (27) REIT Qualification. Each of the Company and Meditrust, a Massachusetts business trust ("Meditrust") which merged with and into the Company with the Company as the surviving corporation (the "Santa Anita Merger"), was organized, and the Company is organized, in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (collectively, the "Code"); the Company at all times has met and continues to meet, and Meditrust at all times through the time of the Santa Anita Merger met, all of the requirements of the Code for qualification and taxation as a "real estate investment trust"; Meditrust's operations, assets and income enabled it to meet the requirements for qualification as a "real estate investment trust" under the Code; the Company's operations, assets and income have enabled it to meet, and its proposed operations, assets and income will enable it to meet, the requirements for qualification as a "real estate investment trust" under the Code; and the Company is qualified as a "real estate investment trust" under the Code and will be so qualified after consummation of the transactions contemplated by the Prospectus and for the taxable year in which the sale of the Securities occurs; and each subsidiary of the Company either qualifies as a partnership for federal, state and local income tax purposes, or as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code, or qualifies to be disregarded as an entity separate from the Company or one of its subsidiaries for federal, state and local income tax purposes. As used in this paragraph, the term "Company" means and includes Santa Anita Realty Enterprises, Inc., a Delaware corporation ("Realty").

         (28) Mergers. The La Quinta Merger Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the OC, enforceable in accordance with its terms, and, to the knowledge of the Company after due inquiry, the La Quinta Merger Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of La Quinta, enforceable in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Company reasonably believes that the conditions to the La Quinta Merger set forth in the La Quinta Merger Agreement will be satisfied, and that the La Quinta Merger will be consummated on the terms and by the date, and as otherwise contemplated by, the Prospectus and the La Quinta Merger Agreement. Neither the consummation of the La Quinta Merger, nor the failure to consummate any of the La Quinta Merger, will have a Material Adverse Effect. On May 29, 1998, Cobblestone was merged with and into the Company pursuant to the Cobblestone Merger Agreement, with the Company as the surviving corporation. The Company has received an opinion from Cravath, Swaine & Moore that the Cobblestone Merger qualified as a tax free reorganization under Section 368 of the Code and has delivered a true, correct and complete copy thereof to the Underwriters.

         (29) Continuing Directors. The issuance, sale and public offering of the Securities and the Underlying Preferred Shares have been approved by a majority of all of the "Continuing Directors" (as defined in Article Ninth of the Company's charter).

         (30) Listing. An application for the listing of the Securities on the New York Stock Exchange (the "NYSE") has been filed.

         (31) Tax Treatment of Mergers. Assuming that the La Quinta Merger is consummated in accordance with the terms of the La Quinta Merger Agreement, the La Quinta Merger will qualify as a tax-free reorganization under
     Section 368 of the Code. The Santa Anita Merger and the Cobblestone Merger each qualified as a tax-free reorganization under Section 368 or Section 351 of the Code.

         (32) Ranking of Series A Preferred Stock. The Series A Preferred Stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, senior to the Common Stock, senior to the Company's Series A Non-Voting Convertible Common Stock (the "Series A Stock") and senior to the Company's authorized but unissued Junior Participating Preferred Stock (the "Junior Participating Preferred Stock").

         (33) Private Letter Ruling. The Company has received two private letter rulings from the Internal Revenue Service (the "IRS"), dated October 16, 1979 and January 11, 1980 (the "Private Letter Rulings"), which generally provide that rents received by the Company from the OC or the OC's wholly owned subsidiaries will qualify as rent from real property within the meaning of Sections 856a(c)(2)(C), 856(c)(3)(A) and 856(d)(1) of the Code, notwithstanding the Company's paired-share structure; the Company has at all times operated in accordance with the Private Letter Rulings; and the IRS has not revoked or modified the Private Letter Rulings. As used in this paragraph, the term "Company" means and includes Realty.

         (34) Section 141 of the Delaware General Corporation Law. The Company, by resolution adopted by a majority of the whole board of directors of the Company, has elected to be governed by Section 141(c)(2) of the General Corporation Law of the State of Delaware and such resolution is in full force and effect.

         (35) The Company acknowledges and agrees that the payment received by the Company for the Securities issued and sold to the Underwriters pursuant to this Agreement shall also constitute payment for the Underlying Preferred Shares represented by such Securities, and that the Board of Directors of the Company or a duly authorized committee thereof has, or prior to the Closing Time will have, adopted resolutions to the foregoing effect.

     (c) Officers' Certificates. Any certificate signed by any officer of the Company the OC, or any of their respective subsidiaries and delivered to the Representatives, any Underwriter or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

     SECTION 2. Sale and Delivery to Underwriters; Closing.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per Security set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The Securities shall have the terms specified in Schedule B.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,050,000 Depositary Shares at the price per Depositary Share set forth in Schedule B. The option hereby granted may be exercised in whole or in part from time to time only for the purpose of covering over-allotments, if any, which may be made in connection with the offering and distribution of the Initial Securities. If the Representatives, on behalf of the Underwriters, elect to exercise such option, the Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall set forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than ten full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Depositary Share.

     (c) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Brown & Wood LLP, 555 California Street, San Francisco, California 94104, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the fifth business day after the date of this Agreement (unless postponed in accordance with the provisions of Section 8 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them and against delivery to the Depositary of the Underlying Preferred Shares represented by such Securities. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has severally agreed to purchase. Morgan Stanley, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities and the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (e) Denominations; Registration. The Depositary Receipts evidencing the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Company will make the Depositary Receipts evidencing the Initial Securities and the Option Securities, if any, available for examination and packaging by the Representatives in The City of New York not later than 9:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, Rule 434 and/or Rule 415 of the 1933 Act Regulations, if and as applicable, and will notify the Representatives immediately, and confirm the notice in writing, of (i) the effectiveness of any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement or the filing of any amendment to the Registration Statement or any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities or the Underlying Preferred Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any such stop order or other order and, if any such stop order or other order is issued, to obtain the lifting thereof at the earliest possible moment. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus.

     (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

     (c) Delivery of Registration Statements. The Company has furnished or upon request will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. Copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall have occurred or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations or the 1934 Act or the 1934 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities and the Underlying Preferred Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities or any Underlying Preferred Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

     (g) Earnings Statement. The Company will timely file and will cause the OC to file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities and the Underlying Preferred Shares in the manner specified in the Prospectus under "Use of Proceeds."

     (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the NYSE.

     (j) Restriction on Sale of Securities. The Company agrees that, without the prior written consent of Morgan Stanley, it will not, during the period beginning on the date of this Agreement through and including the date which is 30 days after the date of this Agreement, (a) offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Series A Preferred Stock, any shares of any other class or series of capital stock of the Company which is substantially similar to the Series A Preferred Stock or any depositary shares or depositary receipts representing or evidencing any of the foregoing (other than the Securities to be sold to the Underwriters pursuant to this Agreement and the Underlying Preferred Shares) or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Series A Preferred Stock, any shares of any other class or series of capital stock of the Company which is substantially similar to the Series A Preferred Stock or any depositary shares or depositary receipts representing or evidencing any of the foregoing, whether any such transaction described in clause (a) or (b) of this sentence is to be settled by delivery of Series A Preferred Stock, other securities, in cash, or otherwise.

     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (l) Filings by the OC. If any amendment or supplement to the Registration Statement or the Prospectus that the Company is required to prepare, execute, file or deliver, as the case may be, pursuant to this Agreement or in connection with the transactions contemplated hereby requires the consent of, or must be prepared, executed, filed or delivered by, the OC, or if performance by the Company of any of its obligations under or consummation of any of the transactions contemplated by this Agreement requires any action by the OC, the Company will cause such document to be prepared, executed, filed or delivered, or such action to be taken, as the case may be, by the OC as and when required pursuant to this Agreement.

     SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and the Deposit Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and, if applicable, delivery to the Underwriters of this Agreement, the Deposit Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities or the Underlying Preferred Shares, (iii) the preparation, issuance and delivery of the Securities, the Underlying Preferred Shares, the certificates evidencing the Underlying Preferred Shares and the Depositary Receipts, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities, Underlying Preferred Shares or the Depositary Receipts, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars) and the fees and disbursements of each firm of accountants referred to in Section 5(f), 5(g) and 5(k)(v), (v) the fees and expenses of the Depositary, including the fees and disbursements of counsel for the Depositary in connection with this Agreement, the Deposit Agreement, the Depositary Receipts and the Depositary Shares, (vi) the qualification of the Securities and the Underlying Preferred Shares under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any Legal

Investment Survey, and any amendment thereto, (vii) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, the Prospectus and any amendments or supplements thereto, (viii) the fees charged by nationally recognized statistical rating organizations for the rating of the Securities or the Underlying Preferred Shares, (ix) the fees and expenses incurred with respect to the listing of the Securities on the NYSE, and (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the NASD of the terms of the sale of the Securities.

     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 7(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company, the OC or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been initiated or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus supplement and, if required pursuant to Rule 424, the related base prospectus containing information relating to the description of the Securities and the Underlying Preferred Shares, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

     (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Nutter, McClennen & Fish, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States, the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, and the laws of the State of Delaware with respect to limited partnerships and limited liability companies, upon the opinions of counsel satisfactory to the Representatives.

     (c) Opinion of Counsel Relating to the La Quinta Merger. At Closing Time, the Representatives shall have received a letter from Goodwin, Procter & Hoar, together with signed or reproduced copies of such letter for each of the Underwriters, to the effect that the Underwriters may rely on the opinion, dated May 18, 1998, of Goodwin, Procter & Hoar to the effect that, assuming the La Quinta merger is consummated in accordance with the terms of the La Quinta Merger Agreement, the La Quinta Merger will qualify as a tax free reorganization under Section 368 of the Code.

     (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the incorporation of the Company, the validity of the Deposit Agreement and the Underlying Preferred Shares, with respect to the Depository Receipts, with respect to the Registration Statement, the Prospectus and any amendments or supplements thereto, with respect to the matters set forth in the penultimate paragraph of Exhibit A hereto, and with respect to such other matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives.

     (e) Officers' Certificate. At Closing Time, there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of (A) the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) the OC and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (C) La Quinta and its subsidiaries considered as one enterprise, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change with respect to the Company and its subsidiaries considered as one enterprise, or the OC and its subsidiaries considered as one enterprise, (ii) to the knowledge of such officers after due inquiry, there has been no such material adverse change with respect to La Quinta and its subsidiaries considered as one enterprise, (iii) the representations and warranties in
Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

     (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from each accounting firm named in the Prospectus under the caption "Experts" or whose audit report on any financial statements is included or incorporated by reference in the Registration Statement or the Prospectus (collectively, the "Accounting Firms" and, individually, an "Accounting Firm"), a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements (including, without limitation, pro form financial statements) and certain financial information contained in the Registration Statement and the Prospectus. Without limitation to the foregoing, Coopers & Lybrand L.L.P. shall deliver such a letter with respect to the financial statements (including pro forma financial statements) and other financial data of the Corporation, the OC and The Meditrust Companies, KPMG Peat Marwick LLP shall deliver such a letter with respect to the financial statements and other financial data of La Quinta and Ernst & Young LLP shall deliver such a letter with respect to the financial statements and other financial data of Cobblestone.

     (g) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from each Accounting Firm a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (h) Ratings. At the date of this Agreement and at all times thereafter through the Closing Time, the Securities and the Underlying Preferred Shares shall be rated at least Ba2 by Moody's Investor's Service Inc. ("Moody's") and at least BB+ by Standard & Poor's Corporation ("S&P"), and the Company shall have delivered to the Representatives a letter, dated as of the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities and the Underlying Preferred Shares have such ratings. Since the time of execution and delivery of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities, the Underlying Preferred Shares or any of the Company's other securities by any "nationally recognized statistical rating organization," as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Securities, the Underlying Preferred Shares or any of the Company's other securities.

     (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

     (j) No Objection. If the Registration Statement or this Agreement has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements and, prior to the date of this Agreement, the Representatives shall have received a letter from the NASD to such effect.

     (k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company, the OC or any subsidiary of the Company or the OC hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

         (i) Officer's Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

         (ii) Opinion of Counsel for Company. The favorable opinion of Nutter, McClennan & Fish, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and the related Underlying Preferred Shares and otherwise to the same effect as the opinion required by Section 5(b) hereof.

         (iii) Opinion of Counsel Regarding the La Quinta Merger. The letter of Goodwin, Procter & Hoar, dated such Date of Delivery, to the same effect as the letter required by Section 5(c) hereof.

         (iv) Opinion of Counsel for Underwriters. The favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and the related Underlying Preferred Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

         (v) Bring-down Comfort Letter. A letter from each of the Accounting Firms referred to in Section 5(f), each in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the respective letters furnished to the Representatives pursuant to Section 5(g) hereof, except that the "specified date" in the letters furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     It shall be a further condition to the obligations of the several Underwriters to purchase and pay for the Option Securities to be purchased on any Date of Delivery that, (A) at the date of this Agreement and at all times thereafter through such Date of Delivery, the Securities and the Underlying Preferred Shares shall be rated at least Ba2 by Moody's and at least BB+ by S&P, and the Company shall have delivered to the Representatives, on such Date of Delivery, a letter or other evidence satisfactory to the Representatives confirming that the Securities and the Underlying Preferred Shares have such ratings; (B) since the time of execution and delivery of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities, the Underlying Preferred Shares or any of the Company's other securities by any "nationally recognized statistical rating organization," as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Securities, the Underlying Preferred Shares or any of the Company's other securities; and (C) the conditions set forth in Sections 5(l), 5(m) and 5(n) shall have been satisfied as of such Date of Delivery.

     (l) Waivers. At the Closing Time, the Representatives shall have received
(i) a waiver signed by La Quinta to the effect that La Quinta consents to the declaration and payment of dividends on the Series A Preferred Stock and that such declaration and payment shall not constitute a breach of the La Quinta Merger Agreement and (ii) a waiver or consent signed by the requisite financial institutions parties to each of the Credit Agreements to the effect that such financial institutions consent to the filing of the certificates of designation for the Series A Preferred Stock and for the Series A Non-Voting Convertible Common Stock of the Company and the OC, and all such waivers and consents shall be in form and substance satisfactory to the Representatives and in full force and effect at the Closing Time and at each Date of Delivery, if any.

     (m) Certificate of Designations. At Closing Time and each Date of Delivery, if any, the Representatives shall have received evidence, in form and substance satisfactory to them, that the Certificate of Designations and any necessary or appropriate amendments or supplements thereto shall have been duly filed with the Secretary of State.

     (n) Additional Documents. At Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Underlying Preferred Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the Underlying Preferred Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1 and 6 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification and Contribution.

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth in such table. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

     SECTION 7. Termination.

     (a) General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of (A) the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) The Meditrust Companies and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (C) La Quinta and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities, or (v) since the time of execution and delivery of this Agreement, there has occurred a downgrading in the rating assigned to the Securities, the Underlying Preferred Shares or any of the Company's other securities by any nationally recognized statistical rating organization, or such securities rating organization has publicly announced that it has under surveillance or review its rating of the Securities, the Underlying Preferred Shares or any of the Company's other securities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section 7, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1 and 6 shall survive such termination and remain in full force and effect.

     SECTION 8. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or any Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date pursuant to this Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under this Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date pursuant to this Agreement, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligations of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that, in the case of any such termination of this Agreement, the provisions of Sections 1, 4 and 6 hereof shall survive such termination and, in the case of any termination of the obligations of the Underwriters to purchase and of the Company to sell Option Securities on any Date of Delivery which occurs after the Closing Time, all of the provisions of this Agreement shall survive such termination.

     No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligations of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 8.

     SECTION 9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Michael Fusco; and notices to the Company shall be directed to it at Meditrust Corporation, 197 First Avenue, Needham Heights, Massachusetts 02194-9127, attention of David F. Benson, President, with a copy to Nutter, McClennen & Fish, LLP, One International Place, Boston Massachusetts 02110-2699, Attention: Michael J. Bohnen, Esquire.

     SECTION 10. Parties. This Agreement shall each inure to the benefit of and be binding upon the Company, the Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 11. GOVERNING LAW AND TIME. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. UNLESS OTHERWISE EXPRESSLY STATED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 12. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                Very truly yours,

                                MEDITRUST CORPORATION


                                By:  /s/ David F. Benson
                                     -----------------------
                                Name:  David F. Benson
                                Title: President


CONFIRMED AND ACCEPTED,
    as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.
BT ALEX. BROWN INCORPORATED
DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION


By:  MORGAN STANLEY & CO. INCORPORATED



By:  /s/ Michael Fusco
     -------------------
Name:  Michael Fusco
Title: Vice President

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                                              Number of
              Name of Underwriter                                                             Securities
              -------------------                                                             ----------
     Morgan Stanley & Co. Incorporated                                                        1,253,000
     PaineWebber Incorporated                                                                 1,253,000
     Prudential Securities Incorporated                                                       1,253,000
     Smith Barney Inc.                                                                        1,253,000
     BT Alex. Brown Incorporated                                                                416,500
     Donaldson, Lufkin & Jenrette Securities Corporation                                        416,500
     CIBC Oppenheimer Corp.                                                                      70,000
     EVEREN Securities, Inc.                                                                     70,000
     Raymond James & Associates, Inc.                                                            70,000
     Tucker Anthony Incorporated                                                                 70,000
     Advest, Inc.                                                                                35,000
     Cowen & Company                                                                             35,000
     Craige Incorporated                                                                         35,000
     Crowell, Weedon & Co.                                                                       35,000
     Dain Rauscher Incorporated                                                                  35,000
     Davenport & Company LLC                                                                     35,000
     Fahnestock & Co. Inc.                                                                       35,000
     Fidelity Capital Markets - a division of National Financial Services Corporation            35,000
     First Albany Corporation                                                                    35,000
     Gibraltar Securities Co.                                                                    35,000
     Interstate/Johnson Lane Corporation                                                         35,000
     Janney Montgomery Scott Inc.                                                                35,000
     J.C. Bradford & Co.                                                                         35,000
     J.J.B. Hilliard, W.L. Lyons, Inc.                                                           35,000
     Legg Mason Wood Walker, Incorporated                                                        35,000
     McDonald & Company Securities, Inc.                                                         35,000
     McGinn, Smith & Co., Inc.                                                                   35,000
     Morgan Keegan &  Company, Inc.                                                              35,000
     The Ohio Company                                                                            35,000
     Piper Jaffray Inc.                                                                          35,000
     The Robinson-Humphrey Company, LLC                                                          35,000
     Roney & Co., L.L.C.                                                                         35,000
     Scott & Stringfellow, Inc.                                                                  35,000
     Stifel, Nicolaus & Company, Incorporated                                                    35,000
     Sutro & Stringfellow, Inc.                                                                  35,000
                                                                                              ---------
     Total                                                                                    7,000,000
                                                                                              =========


                                    Sch A-1

                                   SCHEDULE B

     1. The initial public offering price for the Securities shall be $25 per Depositary Share, plus accrued dividends from June 17, 1998.

     2. The purchase price for the Securities to be paid by the several Underwriters shall be $24.2125 per Depositary Share, being an amount equal to the initial public offering price set forth above less $.7875 per Depositary Share, plus, in the case of any Securities purchased by the Underwriters on a Date of Delivery which is after the Closing Time, accrued dividends from June 17, 1998.

     3. The Underlying Preferred Shares and the Securities shall have the following terms:

Underlying Preferred Shares
---------------------------

Dividend rate (or formula) per share: 9% of the liquidation preference per annum
   (equivalent to $22.50 per share per annum)

Dividend payment dates: March 31, June 30, September 30 and December 31, commencing September 30, 1998.

Liquidation preference per share: $250

Redemption provisions: as set forth in the preliminary prospectus supplement dated June 2, 1998

Sinking fund requirements: None

Conversion provisions: None, except to the extent that the Underlying Preferred
   Shares may be convertible into Excess Stock (as defined in the Prospectus) if Article Thirteenth (as defined in the Prospectus) is added to the certificate of incorporation of the Company as contemplated by the Prospectus.


Depositary Shares
-----------------

Dividend rate (or formula) per share: $2.25 per Depositary Share per annum

Dividend payment dates: March 31, June 30, September 30 and December 31, commencing September 30, 1998.

Liquidation preference per depositary share: $25

Redemption provisions: as set forth in the preliminary prospectus supplement dated June 2, 1998

Sinking fund requirements: None

Conversion provisions: None, except to the extent that the Underlying Preferred
   Shares may be convertible into Excess Stock (as defined in the Prospectus) if Article Thirteenth (as defined in the Prospectus) is added to the certificate of incorporation of the Company as contemplated by the Prospectus.


                                     Sch B-1

                                   SCHEDULE C


Jurisdictions in Which the Company is Qualified
as a Foreign Corporation to Transact Business
---------------------------------------------

Florida*
Massachusetts*
New Jersey
Ohio


Jurisdictions in Which the OC is Qualified
as a Foreign Corporation to Transact Business
---------------------------------------------

California


Subsidiaries and Jurisdictions in Which the Subsidiaries are
Organized and Qualified to Transact Business as Foreign Entities
----------------------------------------------------------------

                                               Jurisdiction of
        Name of Subsidiary                      Organization               Jurisdictions Where Qualified
        ------------------                     ------------                -----------------------------
      Meditrust Company LLC                    Delaware                    Alabama               Missouri
                                                                           Arizona               New Hampshire
                                                                           Arkansas              New Jersey
                                                                           California            New York
                                                                           Colorado              Nevada
                                                                           Florida               North Carolina
                                                                           Kansas                Oregon
                                                                           Kentucky              Rhode Island
                                                                           Idaho                 South Carolina
                                                                           Illinois              Tennessee
                                                                           Indiana               Texas
                                                                           Ohio                  Utah
                                                                           Pennsylvania          Virginia
                                                                           Maryland              Washington
                                                                           Massachusetts         West Virginia
                                                                           Michigan              Wisconsin
                                                                           Mississippi           Wyoming

-----------------
    * Indicates a jurisdiction in which the Company is not in good standing as of the date of this Agreement, but will be in good standing as of the Closing Date and any Option Closing Date, except for the State of Florida.


                                    Sch C-1

                                                      Jurisdiction of
               Name of Subsidiary                      Organization             Jurisdictions Where Qualified
               ------------------                     ---------------           -----------------------------
      Meditrust Mortgage Investments, Inc.            Delaware                  Washington            Massachusetts
                                                                                Arizona               California
                                                                                Tennessee             Texas
                                                                                Connecticut

      Cobblestone Golf Group, Inc.                    Delaware                  California            Florida
                                                                                Georgia               Texas

      MOC Golf Company                                Delaware                  None

      Los Angeles Turf Club, Incorporated             California                None



                                     Sch C-2

                                                                       Exhibit A


                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

     (1) Each of the Company and the OC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (2) Each of the Company and the OC has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

     (3) The Company has power and authority and to enter into and perform its obligations under the Underwriting Agreement, the Certificate of Designations, the Deposit Agreement and each of the Company and the OC has power and authority to enter into and to perform its obligations under the La Quinta Merger Agreement.

     (4) Each of the Company and the OC is duly qualified as a foreign corporation to transact business and is in good standing in each of the jurisdictions listed opposite its name in Schedule C to the Underwriting Agreement.

     (5) Each Subsidiary has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each of the jurisdictions listed opposite its name in Schedule C to the Underwriting Agreement. Each of the limited liability company agreements or other similar instruments or agreements of each Subsidiary which is a limited liability company has been duly authorized, executed and delivered by the Company, the OC or one of their respective subsidiaries, as the case may be, and constitutes a valid and binding agreement of the Company, the OC or such subsidiary, as the case may be, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as otherwise stated in the Registration Statement and the Prospectus, (A) all of the issued and outstanding capital stock of each Subsidiary that is a corporation has been duly authorized and validly issued and is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company or the OC, as the case may be, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and (B) all of the issued and outstanding limited liability company interests of each Subsidiary that is a limited liability company have been duly authorized and validly issued (under applicable law and the limited liability company agreement of such Subsidiary), are fully paid and nonassessable and, to the best of our knowledge, are owned by the Company or the OC, as the case may be, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. To our knowledge, all of the issued and outstanding shares of capital stock of each Subsidiary of the Company that is a corporation are and, at all times since the date on which such Subsidiary was organized or became a Subsidiary, have been owned by the Company, directly or through wholly-owned Subsidiaries. None of the outstanding shares of capital stock or limited liability company interests, as the case may be, of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary arising by operation of law, under the charter or by-laws, limited liability company agreement or other organizational documents of such Subsidiary or, to our knowledge, otherwise.

     (6) The authorized capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization." All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares was issued in violation of any preemptive rights of any securityholder of the Company arising by operation of law, under the charter or by-laws of the Company or, to our knowledge, otherwise.

     (7) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     (8) The Underlying Preferred Shares have been duly authorized by the Company and, when issued and delivered by the Company as contemplated by the Underwriting Agreement against payment of the consideration for the Depository Shares representing such Underlying Preferred Shares as specified in the Underwriting Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Underlying Preferred Shares is not subject to preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter or by-laws of the Company or, to our knowledge, otherwise. The form of certificate used to evidence the Series A Preferred Stock is in due and proper form and complies with all applicable statutory requirements and with any applicable requirements of the certificate of incorporation or by-laws of the Company.

     (9) The Deposit Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Depositary) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles.

     (10) The deposit of the Underlying Preferred Shares by the Company in accordance with the Deposit Agreement has been duly authorized by the Company.

     (11) Assuming the Deposit Agreement has been duly authorized, executed and delivered by the Depositary, and further assuming the due execution, issuance and delivery of the Depositary Receipts evidencing the Securities by the Depositary pursuant to the Deposit Agreement against the deposit of duly authorized and validly issued, fully paid and nonassessable Underlying Preferred Shares, the Depositary Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles.

     (12) The information in the prospectus supplement dated June 10, 1998 relating to the Securities under "Certain Recent Developments" (fifth paragraph only), Description of the Series A Preferred Stock and Depositary Shares," "Restrictions on Ownership and Transfer," "Certain Federal Income Tax Considerations" and in the first seven paragraphs under the caption "Unaudited Pro Forma Financial Statements," and the information in the related prospectus dated June 10, 1998 under the captions "Risk Factors--Tax Risks Related to Real Estate Investment Trusts," "Risk Factors--ERISA Plans may be Affected by Certain Ownership of REIT Securities," "Risk Factors--Risks Related to Restrictions on Dividends and Distributions; Risks Relating to Restrictive Debt Covenants and Compliance with Debt Instruments," "Risk Factors--Restrictions on Transfer of Capital Stock; Repurchase of Capital Stock," "The Meditrust Companies--Recent Developments" (the second paragraph only), "Description of Capital Stock," "Description of Paired Common Stock," "Description of Preferred Stock," "Description of Depositary Shares," "Description of Series Common Stock," and "Federal Income Tax Considerations," in each case to the extent that it constitutes matters of law, summaries of legal matters or legal proceedings, summaries of the Company's or the OC's certificate of incorporation (including, without limitation, the Certificate of Designations) or bylaws, summaries of the Depositary Receipts, Depositary Shares, Deposit Agreement, Series A Preferred Stock, the Merger Agreements, or other instruments or agreements, or legal conclusions, has been reviewed by us and is correct in all material respects.

     (13) Since the commencement of its taxable year ended December 31, 1992, through its taxable year ended December 31, 1997, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust as set forth in Sections 856 through 860 of the Code and the regulations thereunder. The Company's organization and proposed method of operation as set forth in the Officer's Certificate attached hereto as Exhibit A will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code. As used in this paragraph, the term "Company" means and includes Santa Anita Realty Enterprises, Inc., a Delaware corporation ("Realty").

     (14) Since the commencement of its taxable year ended December 31, 1989 through the effective time of the Santa Anita Merger, Meditrust, a Massachusetts business trust, was organized and operated in conformity with the requirements for qualification as a real estate investment trust set forth in Sections 856 through 860 of the Code and the regulations thereunder.

     (15) To the best of our knowledge, neither the Company, the OC nor any of their respective Subsidiaries is in violation of its charter or by-laws, limited liability company agreement or other similar organizational documents and no default by the Company, the OC or any of their respective Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

     (16) The execution, delivery and performance of the Underwriting Agreement, the Certificate of Designations, the Deposit Agreement and the La Quinta Merger Agreement and the consummation of the transactions contemplated therein (including the issuance and sale of the Securities, the issuance of the Underlying Preferred Shares and the Depositary Receipts, the use of the proceeds from the sale of the Securities as described under the caption "Use of Proceeds" in the Prospectus and the consummation of the La Quinta Merger) and compliance by the Company and the OC with their respective obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company and the OC and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the OC or any of their respective Subsidiaries pursuant to, the contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company, the OC or any of their respective Subsidiaries is a party or by which any of them may be bound, or to which any of the assets, properties or operations of the Company, the OC or any of their respective Subsidiaries is subject, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws, limited liability company agreement or other similar organizational documents of the Company, the OC or any of their respective Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the OC or any of their respective Subsidiaries or any of their assets, properties or operations.

     (17) To the best of our knowledge (without having performed any docket searches) and other than as set forth in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company, the OC or any of their respective subsidiaries is a party or to which the assets, properties or operations of the Company, the OC or any of their respective subsidiaries is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations of the Company and its subsidiaries taken as a whole or the OC and its subsidiaries taken as a whole or the consummation of the transactions contemplated by the Underwriting Agreement, the Certificate of Designations, the Deposit Agreement, the La Quinta Merger Agreement or the performance by the Company or the OC of their respective obligations thereunder.

     (18) The Registration Statement has been declared effective under the 1933 Act. To the best of our knowledge, any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

     (19) The Registration Statement and the Prospectus, excluding the documents incorporated or deemed to be incorporated by reference therein, and each amendment or supplement to the Registration Statement or Prospectus, excluding the documents incorporated or deemed to be incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and any trustee's statement of eligibility on Form T-1 (a "Form T-1"), as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (20) The documents incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

     (21) To our knowledge, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under the Underwriting Agreement, the Certificate of Designations or the Deposit Agreement, or in connection with the transactions contemplated thereby, other than (i) the filing of the Certificate of Designation or, if applicable, an amendment thereto with the Secretary of State (which filing has been duly made in accordance with the provisions of the DGCL), (ii) as required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1939 Act and the 1939 Act Regulations, which have been made or obtained, as the case may be, and (iii) such as may be required under state securities or blue sky laws.

     (22) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (23) The La Quinta Merger Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the OC, enforceable in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. To our knowledge, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the consummation of the La Quinta Merger, except for those listed in Section 1(a)(21) of the Underwriting Agreement. On May 29, 1998, Cobblestone merged with and into the Company, with the Company as the surviving corporation.

     (24) The issuance, sale and public offering of the Securities and the Underlying Preferred Shares have been approved by a majority of all of the "Continuing Directors" (as defined in Article Ninth of the Company's charter).

     (25) An application for the listing of the Securities on the NYSE has been filed.

     (26) The Santa Anita Merger qualified as a tax-free reorganization under
Section 368 of the Code.

     (27) The Series A Preferred Stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, senior to the Common Stock, senior to the Series A Stock and senior to the Junior Participating Preferred Stock.

     As used in this opinion the term "Subsidiary" shall mean (a) with respect to the OC, (i) MOC Golf Company, a Delaware corporation, and (ii) the Los Angeles Turf Club, Incorporated, a Delaware corporation, and (b) with respect to the Company, (i) Meditrust Mortgage Investments, a Delaware corporation, (ii) Cobblestone Golf Group, Inc., a Delaware corporation, and (iii) Meditrust Company LLC, a Delaware limited liability company.

     In addition, we have discussed with your representatives and officers and representatives of and the accountants for the Company the contents of the Registration Statement and Prospectus and any amendment or supplement thereto and related matters and although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus and any amendment or supplement thereto (except for those referred to in paragraph 12 above), on the basis of the foregoing (relying as to materiality to a large extent as to matters of fact on representations of officers or other representatives of the Company) no facts have come to our attention which lead us to believe that the Registration Statement or any further amendment thereto made by the Company prior to the date hereof (other than the financial statements, related schedules and other financial and statistical data therein and any Form T-1, as to which we express no opinion), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented if applicable (other than the financial statements, related schedules and other financial and statistical data therein, as to which we express no opinion), as of its date or as of the date of this opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and we do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

     Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).